UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apollo Commercial Real Estate Finance, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2020

To the Stockholders of Apollo Commercial Real Estate Finance, Inc.:

The 2020 annual meeting of stockholders (the “Annual Meeting”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), will be held on June 2, 2020, at 9:00 a.m., Eastern Time, to consider and vote on the following matters:

(1)	The election of eight directors to serve on ARI’s board of directors until ARI’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2)	The ratification of the appointment of Deloitte & Touche LLP as ARI’s independent registered public accounting firm for the 2020 fiscal year;

(3)	A resolution to approve, on an advisory basis, the compensation of ARI’s named executive officers, as more fully described in the accompanying proxy statement; and

(4)	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on April 6, 2020 has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting, which due to the emerging public health impact of the coronavirus disease 2019 (COVID-19) and to support the health and well-being of our stockholders, will be conducted only via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to ARI. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.viewproxy.com/apolloreit/2020 by 11:59 p.m. Eastern Time on May 29, 2020.

The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. You can access the virtual Annual Meeting at the meeting time at www.viewproxy.com/apolloreit/2020/vm. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on the record date, you may vote your shares of Common Stock electronically at the Annual Meeting or by proxy. If you hold shares of our Common Stock, in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year, and FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers.

By Order of the Board,

/s/ Jai Agarwal
Jai Agarwal Chief Financial Officer, Treasurer and Secretary

New York, New York

April 22, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 2, 2020. The Proxy Statement and our 2019 Annual Report to Stockholders are available at: http://www.viewproxy.com/apolloreit/2020.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2020

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), for use at ARI’s 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on June 2, 2020, at 9:00 a.m., Eastern Time, or at any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting, which due to the emerging public health impact of the coronavirus disease 2019 (COVID-19) and to support the health and well-being of our stockholders, will be conducted only via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to ARI. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.viewproxy.com/apolloreit/2020 by 11:59 p.m. Eastern Time on May 29, 2020. If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), you must register using the Virtual Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares in “street name” through a broker or other financial institution, you must provide a legal proxy from your bank or other financial institution during registration and you will be assigned a Virtual Control Number in order to vote your shares during the Annual Meeting. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/apolloreit/2020.

You can access the virtual Annual Meeting at the meeting time at www.viewproxy.com/apolloreit/2020/vm. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

If you are a registered holder of shares of Common Stock, as of the close of business on the record date, you may vote your shares of Common Stock electronically at the Annual Meeting or by proxy. If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Annual Meeting. Attending (virtually) the

Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2021 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year, and FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, FOR the election of any other nominees designated by our board of directors.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 22, 2020.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2019, including financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm, and their report thereon, dated February 13, 2020.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on April 6, 2020 (the “Record Date”) with respect to (i) the election of eight directors to serve on our board of directors until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of our named executive officers and (iv) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.

The presence, in person or by proxy, at the virtual Annual Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors or the resolution to approve, on an advisory basis, the compensation of our named executive officers, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; and (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of all votes cast on the proposal. The board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the Record Date, we had 153,822,782 shares of Common Stock issued and outstanding.

1. ELECTION OF DIRECTORS

Board of Directors

Our board of directors is currently comprised of eight directors: Mark C. Biderman, Brenna Haysom, Robert A. Kasdin, Cindy Z. Michel, Eric L. Press, Scott S. Prince, Stuart A. Rothstein and Michael E. Salvati. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

As previously disclosed, on October 22, 2019, Ms. Michel informed our board of directors that she will not be standing for re-election to our board of directors at the Annual Meeting. Ms. Michel’s decision to not stand for re-election was not the result of any dispute or disagreements with our Company on any matter relating to our operations, policies or practices.

Upon the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”), our board of directors has nominated Mark C. Biderman, Brenna Haysom, Robert A. Kasdin, Eric L. Press, Scott S. Prince, Stuart A. Rothstein and Michael E. Salvati to stand for re-election as directors, and Katherine G. Newman to stand for election as a director for the first time, by the stockholders at the Annual Meeting, to serve until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Mses. Haysom and Newman as directors, unless otherwise instructed. If the candidacy of Messrs. Biderman, Kasdin, Press, Prince, Rothstein or Salvati or Mses. Haysom or Newman should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that, if elected, any of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Mses. Haysom and Newman will be unable or unwilling to serve as director.

Information Regarding the Nominees for Election as Directors

The following information is furnished as of April 22, 2020 regarding the nominees for election as directors.

Mark C. Biderman, 74, has been one of our directors since November 2010. Mr. Biderman also served on the Board of Directors for Apollo Residential Mortgage, Inc. (NYSE: AMTG) (“AMTG”), a Maryland corporation formerly managed by an affiliate of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”), from its initial public offering in July 2011 until its merger with and into our Company in August 2016. Since February 2011, Mr. Biderman had been a member of the board of directors of Atlas Energy GP LLC, General Partner of Atlas Energy, L.P., an energy-focused master limited partnership. In February of 2015, Atlas Energy GP LLC completed a merger with a subsidiary of Targa Resources Group (NYSE: TRGP), forming a new public company. Mr. Biderman then ceased being a director of Atlas Energy GP, LLC and became a director of Atlas Energy Group, LLC (NYSE: ATLS). Since August 2010, Mr. Biderman had been a member of the Board of Directors of the Full Circle Capital Corporation (NASDAQ: FULL), an externally managed business development company. In November 2016, Full Circle Capital Corporation merged with and into Great Elm Capital Corp. (NYSE: GECC). Mr. Biderman then ceased being a director of Full Circle Capital Corporation and became a director of Great Elm Capital Corporation, and from November 2017 to November 2018, he was an advisor to the company. Mr. Biderman served as a member of the Board of Directors of Atlas Energy, Inc., an independent natural gas producer that also owned an interest in an energy services provider, from July 2009 through February 2011. Since January 2009, Mr. Biderman has been a consultant focused on the financial services sector. Mr. Biderman served as Vice Chairman of National Financial Partners Corp. (NYSE: NFP), a benefits, insurance and wealth management services firm, from September 2008 through December 2008. From

November 1999 until September 2008, he served as NFP’s Executive Vice President and Chief Financial Officer. From 1987 to 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group at CIBC World Markets, or CIBC, an investment banking firm, and its predecessor, Oppenheimer & Co., Inc. Prior to investment banking, he was an equity research analyst covering the commercial banking industry. Mr. Biderman was on the “Institutional Investor” All American Research Team from 1973 to 1985 and was First Team Bank Analyst in 1974 and 1976. Mr. Biderman chaired the Due Diligence Committee at CIBC and served on the Commitment and Credit Committees. He serves on the Board of Trustees of Congregation Rodeph Sholom and is a member of the Disciplinary Committee of the CFA Institute. Mr. Biderman is a Chartered Financial Analyst. Mr. Biderman received a BSE degree, with high honors, in chemical engineering from Princeton University and an MBA from the Harvard Graduate School of Business Administration. Mr. Biderman qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission (the “SEC”). Mr. Biderman was selected to serve as a director on our board of directors because of his business acumen and valuable operational experience.

Brenna Haysom, 43, has been one of our directors since February 2020. Ms. Haysom is the Chief Executive Officer of Rally Labs, a consumer pharmaceutical company that focuses on over-the-counter drug products for younger consumers. Prior to founding Rally Labs in 2010, Ms. Haysom worked in the Private Equity Group at Apollo, where she focused on both equity and credit investing across a range of industries that included financial services, transportation, chemicals, telecom, and media. She started her career at Lazard Frères & Co in New York where she worked in both the Mergers & Acquisitions and Restructuring groups. Ms. Haysom has served as a board trustee for a privately-held biopharmaceutical company, and, since August 2018, has served on the board of directors of Venerable Holdings, Inc. and its subsidiary Venerable Insurance and Annuity Company, an Iowa insurance company focused on the consolidation of variable annuity blocks. Ms. Haysom chairs the Venerable Insurance and Annuity Company Compensation Committee and is a member of its Nominating and Corporate Governance Committee. She is also a member of the Venerable Holdings, Inc. Audit Committee. Ms. Haysom has an AB with honors in Social Studies from Harvard College, and an MBA from Harvard Business School. Ms. Haysom was selected to serve as a director on our board of directors because of her significant professional and management experience and strong background in finance.

Robert A. Kasdin, 62, has been one of our directors since April 2014. Mr. Kasdin has served as Senior Vice President and Chief Operating Officer of Johns Hopkins Medicine since July 2015, and also as Chief Financial Officer of Johns Hopkins Medicine since 2018. Prior to joining Johns Hopkins Medicine, he served as Senior Executive Vice President of Columbia University from September 2002 to June 2015. Prior to joining Columbia University, he served as the Executive Vice President and Chief Financial Officer of the University of Michigan from 1997 to 2002. Before his service at the University of Michigan, he was the Treasurer and Chief Investment Officer for the Metropolitan Museum of Art in New York City from 1993 to 1997, and, from 1988 to 1992, served as Vice President and General Counsel for Princeton University Investment Company. He began his career as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Kasdin served on the Board of Directors of Noranda Aluminum Holding Corporation (NYSE: NOR) from February 2008 to March 2014 and the Harbor Funds since January 2014. Mr. Kasdin is also a trustee of the Central Maryland YMCA, a member of the Council on Foreign Relations, and a member of the board of directors of The Y in Central Maryland. Mr. Kasdin earned his A.B. from Princeton University and his J.D. from Harvard Law School. Mr. Kasdin was selected to serve on our board of directors based on his legal experience as well as his leadership, financial and management experience with large, complex institutions, including construction projects and major real estate development on behalf of those institutions, which brings an important perspective to our strategic planning.

Katherine G. Newman, 41, has been nominated to stand for election as a director for the first time. Ms. Newman is Senior Tax Counsel at Apollo, specializing in tax matters with respect to Apollo’s private equity funds, their investors and their investments worldwide. She also advises the firm on its public holding structure. Prior to joining Apollo in 2010, Ms. Newman practiced at the law firm of Akin Gump Strauss Hauer & Feld LLP. Outside of her role as a tax advisor, Ms. Newman serves on various leadership committees including the steering committee for the Apollo Women Empower (AWE) initiative. Ms. Newman serves on the board of directors for Women’s Justice Initiative, a non-profit focused on education, access to legal services and gender-based violence prevention. Ms. Newman graduated magna cum laude from Harvard University with an A.B. in Social Studies, and holds a J.D. from Georgetown University Law Center. Ms. Newman was selected to serve on our board of directors based on her significant legal and tax experience in the asset management industry as well as her experience counseling business leaders across Apollo on broad organizational changes.

Eric L. Press, 54, has been one of our directors since June 2009. He is also a Vice President of ACREFI Management, LLC (our “Manager”) and a member of our Manager’s Investment Committee. Mr. Press has been a Senior Partner-Private Equity of Apollo since November 1998. Mr. Press joined Apollo in 1998. From 1992 to 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press serves on the boards of directors of ADT, Inc. (NYSE: ADT) (January 2018 to present), LifePoint Health, Inc. (October 2015 to present), and Constellis Holdings, LLC and affiliated entities (August 2016 to present). Previously, he served on the boards of directors of PlayAGS, Inc. (NYSE: AGS) (January 2018 to July 2019), Princimar Chemical Holdings, LLC and affiliated entities (December 2013 to November 2018), Caesar’s Entertainment Corporation (NASD: CZR) (January 2008 to October 2017), Verso Paper Corp. (NYSE: VRS) (December 2008 to July 2016), Affinion Group Holdings, Inc. and its subsidiary Affinion Group Inc. (October 2005 to November 2015), Noranda Aluminum Holding Corporation (NYSE: NOR) (March 2007 to May 2015), Athene Holding Ltd. (June 2009 to February 2014), Athene Asset Management, L.P. (July 2009 to February 2014), Innkeepers USA (June 2007 to April 2010), Metals USA Holdings Corp. (November 2005 to April 2013), Quality Distribution, Inc. (NASD: QLTY) (May 2004 to May 2008), Wyndham International, Inc. (May 2005 to August 2005) and AEP Industries Inc. (NASD: AEPI) (June 2004 to February 2005). Mr. Press graduated magna cum laude from Harvard College with an A.B. in Economics and holds a J.D. from Yale Law School, where he was a Senior Editor of the Yale Law Review. Mr. Press was selected to serve on our board of directors because of his acute business judgment and his extensive experience serving on the boards of and advising publicly traded companies.

Scott S. Prince, 56, has been one of our directors since November 2013. Mr. Prince is also a Founding Member of GPS Investment Partners, LLC, an Executive Chairman of Merchant Investment Management. Additionally, Mr. Prince is a Partner of Maxim Capital Group, a real estate investment and lending platform where he is a Member of the Board and Chairman of the Risk Committee. Mr. Prince was the Vice Chairman of Chiron Investment Management, LLC from 2015 until 2020 and Co-Managing Partner of Skybridge Capital from 2007 until 2011. Prior to Skybridge, Mr. Prince was a Partner at Eton Park Capital Management from launch in 2004 until 2007, where he headed global trading and the fund’s derivatives business. Mr. Prince was Co-Head of Equities Trading and Global Equity Derivatives at Goldman Sachs through 2004, where he was named a Partner in 1998, and served on the firm’s Finance Committee and the Equity Division’s Risk and Operating Committees. He was a Director of the International Securities Exchange from 2002 to 2004, a Member of the University of Pennsylvania’s Wharton Undergraduate Executive Board from 2008 to 2017 and has served as a Board Member of the Hope and Heroes Pediatric Cancer Foundation since 2001. Mr. Prince received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago. Mr. Prince was selected to serve as a director on our board of directors because of his significant finance and capital markets expertise.

Stuart A. Rothstein, 54, has been our President and Chief Executive Officer and one of our directors since March 2012. From September 2009 through April 1, 2013, Mr. Rothstein also served as our Chief Financial Officer, Treasurer and Secretary. He is also the Vice President of, and a member of the Investment Committee of, our Manager. Since 2009, Mr. Rothstein has been a partner and the Chief Operating Officer-Real Estate of Apollo. Mr. Rothstein is responsible for managing the day-to-day operations of the group as well as strategic planning and new business development. From its initial public offering in July 2011 through January 1, 2014, Mr. Rothstein served as the Chief Financial Officer, Treasurer and Secretary of AMTG. Prior to joining Apollo in 2009, Mr. Rothstein was a Co-Managing Partner of Four Corners Properties, a privately held real estate investment company. Previously, he was employed by KKR Financial Advisors, LLC, RBC Capital Markets, Related Capital Company and Spieker Properties, Inc. Mr. Rothstein graduated from the Pennsylvania State University with a B.S. in Accounting and received an MBA from the Stanford University Graduate School of Business. Mr. Rothstein was selected to serve on our board of directors because of the strategic leadership and business judgment he has demonstrated in his role as our President and Chief Executive Officer, and previously as our Chief Financial Officer, and his extensive managerial and executive experience.

Michael E. Salvati, 67, has been one of our directors since September 2009. Since December 2000, Mr. Salvati has been President at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations. From February 2004 to May 2004, Mr. Salvati served as Chief Financial Officer of AMI Semiconductor, Inc. From September 1998 to February 2000, Mr. Salvati was Executive Vice President—Chief Operating Officer of National Financial Partners Corp. (NYSE: NFP), an Apollo affiliated venture focusing on the consolidation of small financial services firms that service high net worth individuals. From June 1996 to June 1998, he was Chief Financial Officer of Culligan Water Technologies, Inc., where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG LLP from 1990 to 1996. Mr. Salvati is a Certified Public Accountant and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He also serves as a member of the boards of directors of MidCap FinCo Holdings Limited, MidCap FinCo Intermediate Holdings Limited and MidCap FinCo Designated Activity Company (affiliates of Apollo), and he is a member of the audit committee, risk management committee and an alternate member of the conflicts committee of MidCap FinCo Designated Activity Company. Mr. Salvati’s previous board memberships include Global Power Equipment Group, Inc. (OTC: GLPW), Things Remembered, Inc., Lazydays, Inc., NCH Nu World Marketing, Ltd., Coho Energy, Inc. (OTC: COHIQ), Prime Succession, Inc., and Castle Holdco 4, Ltd., an Apollo affiliate. Mr. Salvati received a B.S. in microbiology and a M.S. in accounting from the University of Illinois at Champaign-Urbana. Mr. Salvati qualifies as an “audit committee financial expert” under the guidelines of the SEC. Mr. Salvati was selected to serve as a director on our board of directors due to his strong background in public accounting and auditing.

Our board of directors recommends a vote FOR the election of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Mses. Haysom and Newman as directors.

A plurality of all of the votes cast in the election of directors at the Annual Meeting is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Mses. Haysom and Newman unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to our board of directors. Our Nominating and Corporate Governance Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is included in our Corporate Governance Guidelines and is more fully described below under “Corporate Governance—Corporate Governance Guidelines—Majority Vote Policy.”

In accordance with our Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, or until such director’s earlier resignation, death or removal.

There is no familial relationship among any of the members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2009 and has also provided certain tax services. Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2019 and 2018.

	For the Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$665,000	$602,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	121,203	124,078
All Other Fees(4)	91,500	161,500

Total	$877,703	$887,578

(1)

2019 and 2018 Audit Fees include: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) accounting consultation attendant to the audit.

(2)	There were no Audit-Related Fees incurred in 2019 or 2018.
(3)	2019 and 2018 Tax Fees include tax compliance, tax planning, tax advisory and related tax services.
(4)

2019 and 2018 All Other Fees include Deloitte & Touche LLP’s consents, comfort letters and other services related to SEC and other regulatory filings. Except as described in the previous sentence, there were no other professional services rendered by Deloitte & Touche LLP in 2019 and 2018.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by our Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. All audit and tax services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year.

A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

3. ADVISORY APPROVAL OF THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

We do not have any employees. We are managed by ACREFI Management, LLC, our Manager, pursuant to the management agreement between us and our Manager dated as of September 23, 2009 (the “Management Agreement”). Under the Management Agreement, we pay our Manager the management fees described in “Certain Relationships and Related Transactions.” We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers as described in this Proxy Statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. Under the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to our Chief Financial Officer, Jai Agarwal, based on the percentage of his time spent managing our affairs in that role. However, we did not and do not determine the compensation payable to Mr. Agarwal by our Manager.

Our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement are eligible to receive equity award compensation under the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan. The original effective date of such plan was September 23, 2009, and the plan has been amended and restated and renamed effective June 12, 2019. In this Proxy Statement, we call such plan the “2019 Equity Incentive Plan.” Our named executive officers are also eligible to receive such grants. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a description of grants made under the 2019 Equity Incentive Plan.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2020 Annual Meeting:

RESOLVED, that the stockholders of our Company approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in our Company’s Proxy Statement for our Company’s 2020 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to our Company’s 2020 Annual Meeting.

Although this approval is advisory and non-binding, our board of directors and the Compensation Committee of our board of directors (the “Compensation Committee”) value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing our business and affairs. Our board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2019, our board of directors held nine meetings. All of the directors then serving on our board of directors attended at least 75% of the meetings of our board of directors and of the committees of our board of directors on which they served during 2019 (during the periods that they served). Four of the directors then serving on our board of directors attended our 2019 annual meeting of stockholders. Our board of directors’ policy, as set forth in our Corporate Governance Guidelines (the “Guidelines”), is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Mark C. Biderman (Chairperson), Scott S. Prince and Michael E. Salvati are the current members of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee. Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Messrs. Salvati and Biderman each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

The Audit Committee, which met eight times during 2019, among other things, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our and our subsidiaries’ corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the staffing, performance, budget, responsibilities and qualifications of our internal audit function and reviewing our policies with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors our interim and audited annual financial statements as well as approving the filing of our interim financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Compensation Committee. Scott S. Prince (Chairperson), Mark C. Biderman, Brenna Haysom and Robert A. Kasdin are the current members of the Compensation Committee. Ms. Haysom was appointed to serve as a member of the Compensation Committee in February 2020. Our board of directors has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards (as defined below) and the written charter of the Compensation Committee. The Compensation Committee, which met six times during 2019, is responsible for evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under our Management Agreement, preparing compensation committee reports and administering the issuance of any shares of Common Stock or other equity awards issued to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager or one of its affiliates, do not receive cash compensation from us for serving as our officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans, evaluates the performance of our Chief Executive Officer in light of those goals and objectives, and determines the level of compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans based on (i) this evaluation, (ii) the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Exchange Act, and (iii) any other factors which the Compensation Committee may, in its discretion, consider appropriate. Under our Management Agreement, we are responsible for reimbursing our Manager for our allocable share of the compensation and employee benefits paid to our Chief Financial Officer by our Manager based on the percentage of his or her time spent on our affairs and other corporate finance, tax, accounting, internal audit, legal, risk management, operations and compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs. The Compensation Committee is responsible for reviewing the information provided by our Manager to support the determination of our share of such costs. The Compensation Committee consults with our Manager when recommending to the board of directors the level of awards under the 2019 Equity Incentive Plan (as described below) to be payable to the personnel of our Manager and its affiliates. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Nominating and Corporate Governance Committee. Michael E. Salvati (Chairperson), Brenna Haysom, Robert A. Kasdin and Scott S. Prince are the current members of the Nominating and Corporate Governance Committee. Ms. Haysom was appointed to serve as a member of the Nominating and Corporate Governance Committee in February 2020. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards (as defined below) and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met three times during 2019, is responsible for, among other things, reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, as well as seeking, considering and recommending to the board qualified candidates for election as directors and approving and recommending to the full board of directors the appointment of each of our officers. For a discussion of the consideration of diversity in the process by which candidates for director are considered for nomination by the Nominating and Corporate Governance Committee, and the process for identifying and evaluating nominees for director, including nominees recommended by security holders, please see “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to the board of directors nominees for each committee of our board of directors. In addition, the committee annually facilitates the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Report of the Audit Committee

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2019:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held eight meetings in 2019. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2019, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the year ended December 31, 2019, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), which included a discussion of Deloitte & Touche LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the

Audit Committee recommended to our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2019 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is presenting this selection to our stockholders for ratification.

Mark C. Biderman (Chairperson)

Michael E. Salvati

Scott S. Prince

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF INDEPENDENT DIRECTORS

In 2019, the Chairman of our board of directors earned a $225,000 annual base director’s fee, $125,000 of which was paid in cash and $100,000 of which was paid in shares of restricted Common Stock or other equity awards, and each of our other independent directors, earned a $175,000 annual base director’s fee, $75,000 of which was paid in cash and $100,000 of which was paid in shares of restricted Common Stock or other equity awards. These shares of restricted Common Stock vest in full on the anniversary of the date of grant. Upon the declaration of a dividend payable to holders of shares of our Common Stock, our directors will receive dividend payments on the shares of restricted Common Stock or other equity awards they hold to the same extent, and in the same per share amounts, as other holders of our Common Stock. In addition, in 2019, the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $20,000, $10,000 and $10,000, respectively, and the other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $10,000, $5,000 and $2,500, respectively. We also reimburse all members of our board of directors for their travel related expenses incurred in connection with their attendance at board and committee meetings.

Our independent directors are also eligible to receive grants of stock options, shares of restricted Common Stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards under the 2019 Equity Incentive Plan, which must be approved by the Compensation Committee.

We pay directors’ fees only to those directors who are independent under the NYSE listing standards and the Independence Standards (as defined below).

The following table summarizes the compensation received by our independent directors in the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Mark C. Biderman	97,514	99,989	197,503
Jeffrey M. Gault(3)	87,569	99,989	187,558
Robert A. Kasdin	81,875	99,989	181,864
Scott S. Prince	95,944	99,989	195,934
Michael E. Salvati(4)	111,027	99,989	211,016

(1)	Amounts in this column represent annual board, chair, committee chair and committee member fees paid to independent directors in 2019.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2019.
(3)	As previously disclosed, Mr. Gault chose not to stand for re-election as a director at our 2019 annual meeting of stockholders.
(4)	Mr. Salvati was appointed to serve as the Chairman of our board of directors in June 2019.

Independent Directors Minimum Equity Ownership Guidelines

We believe that stock ownership by our independent directors is important in order to further align the interests inherent in stock ownership of these individuals and our stockholders. Our board of directors has adopted minimum equity ownership guidelines requiring each independent director to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such independent director’s annual cash retainer (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). These mandatory ownership guidelines are intended to create a clear standard that encourages independent directors to remain invested in the performance of our stock price.

For purposes of the ownership guidelines, stock ownership includes any class of our equity securities, whether held directly or indirectly and whether vested or unvested, including shares of restricted Common Stock and shares deliverable upon settlement of restricted or unrestricted stock units. An independent director has three years from the date he or she becomes subject to the ownership guidelines to satisfy his or her respective requirements and come into compliance with the guidelines.

CORPORATE GOVERNANCE

Role of the Board and Risk Oversight

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks and any environmental risks, if applicable. The Audit Committee will also consider enterprise risk management. Our Manager regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT and Investment Company Act of 1940 rules. Members of our board of directors routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

We maintain separate roles for our Chief Executive Officer and Chairperson of our board of directors.

Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors meet separately from the personnel of our Manager on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Manager and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors’ committee have complete and open access to our Manager and its officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement.

Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our Manager. The current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance structure and considers whether any changes are necessary or desirable. As part of this review and in connection with the Annual Meeting, our board of directors nominated Brenna Haysom and Katherine G. Newman as directors to maintain and strengthen board diversity.

As part of our continuing corporate governance review, our board of directors periodically reviews our corporate governance documents and in connection with that review has considered an amendment to our bylaws to allow our stockholders (without the concurrence of our board of directors) to implement bylaw amendments. After careful consideration of this matter, including the voting results at our 2017, 2018 and 2019 annual meetings of stockholders, our board of directors continues to believe that it remains in the best interests of our stockholders and our Company if authority to amend our bylaws is vested exclusively in our board of directors as is permitted by Maryland law. Since our initial public offering in 2009, authority to amend our bylaws has been vested exclusively with our board of directors. This arrangement has served our interests well, our board of directors believes, because under Maryland law, our directors owe legal duties to our Company that require them to act with a reasonable belief that their actions are in the best interests of our Company. On the other hand, under Maryland law, stockholders are not bound by any such legal duty and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of our Company. Beyond this factor, a significant percentage of our stockholders at any given time could consist of exchange traded or index funds that do not normally exercise independent judgment on matters presented to stockholders. In addition, in our discussions with our stockholders, none of our stockholders expressed any disagreement with or objection to our corporate governance policies, including the current procedures for amending our bylaws. Our board of directors will continue to monitor the matter as part of its corporate governance reviews. In addition, our board of directors will continue to consider possible future bylaw amendments (including those proposed by our stockholders in accordance with the provisions of our bylaws) and will adopt such amendments if it concludes that such amendments are in the best interests of our Company.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors and executive officers. The Code of Conduct was designed to assist directors and executive officers in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of our Company assets, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties to directors and officers, outside financial interests of directors and officers that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans to directors and officers. The Code of Conduct is available for viewing on our website at www.apolloreit.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors and its functions and responsibilities, standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees.

Majority Vote Policy

The Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to our Company, the composition of our board of directors, and such other information and factors as members of the Nominating and Corporate Governance Committee shall determine are relevant.

Our board of directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the Nominating and Corporate Governance Committee’s consideration or board action regarding whether to accept such tendered resignation.

We will promptly disclose our board of directors’ decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

The Guidelines are available for viewing on our website at www.apolloreit.com. We will also provide the Guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Corporate Responsibility

We recognize the importance of environmental, social and governance (“ESG”) issues and incorporate consideration of ESG issues into our investment analysis and decision-making processes. We are externally managed and advised by our Manager, an indirect subsidiary of Apollo, a leading global alternative investment manager. Apollo believes responsible investment considers how ESG issues impact the firm, the companies like us that it manages, the communities in which it and they operate, and the world at large. Apollo has endorsed the American Investment Council’s Guidelines for Responsible Investing. You can learn more about Apollo’s commitment to responsible investment on its website at www.apollo.com under “Responsibility.” The information contained on, or accessible from, Apollo’s website does not form a part of and is not incorporated by reference into this Proxy Statement.

Environmental

With respect to our commercial real estate debt investments, our Manager evaluates associated environmental risks for the properties that collateralize our investments and obtains Phase I environmental assessments for all potential investments. The scope of the assessment follows the most recent American Society for Testing Materials Standard protocols and assessments are completed by third party experts. If a significant issue is identified, our Manager engages appropriate engineers and consultants to further explore, identify and quantify solutions. In addition, our Manager performs frequent property site visits, which include physical inspection of the assets, to ensure the scope of work is followed. In every instance, an environmental indemnity is signed by the loan’s guarantor and the appropriate environmental insurance is acquired.

A property’s sustainability and marketability are assessed by reviewing characteristics such as neighborhood walkability and transit ratings, and Leadership in Energy and Environmental Design (LEED) and ENERGY STAR certifications. In reviewing the underlying properties located in the United States (excluding portfolios)

securing ARI’s loan portfolio as of December 31, 2019, the median walkability and transit score were 94.5 and 100, respectively, based upon information provided by a leading third-party provider, which provides the property with a rating from 0 to 100 indicating how walkable it is, as well as the property’s proximity to public transport. Through an environmental lens, high scores promote the use of walking and public transportation to the property as an alternative to the use of private vehicles.

Social

Apollo takes its role as a corporate citizen seriously and leverages its resources for social change. Since its founding, Apollo has been philanthropically active, but recently underscored its commitment by launching a formal Citizenship department in 2019 and hiring a Global Head of Citizenship. This new effort has placed even greater emphasis on partnering with non-profit organizations through both financial commitments and volunteer engagements. Apollo Citizenship seeks to inspire all employees to find authentic ways to give back to local communities, whether through charitable donations or volunteer time, and Apollo matches employee efforts to amplify the collective impact. In 2019, Apollo donated over $1.3 million and employees contributed more than 900 volunteer hours to various charities.

Apollo’s commitment to diversity and inclusion is complementary to the Apollo business model, an integrated platform which demands collaboration across businesses and functions. This environment creates a culture of inclusiveness as individuals are expected to work across business lines and challenge the status quo. In addition to its operational landscape, Apollo sponsors multiple firmwide initiatives including annual training, diverse talent management, and affinity networks. Apollo Women Empower (AWE) was established to champion and support the engagement, development, advancement and retention of talented women across the firm. Apollo also partners with several external organizations (such as Toigo, 100 Women in Finance, and CEO Action for Diversity & Inclusion) to both engage current Apollo talent and educate prospective talent about roles in the alternative investment industry. In 2014, Apollo launched its Veterans Initiative with the goal of championing the efforts to recruit, hire, engage, and retain veterans and military spouses and partners across the portfolio. Leading by example, Apollo launched the Apollo Veterans Affinity Network, aimed at attracting, hiring, developing and retaining veterans and veteran families in its workforce. The Apollo Veterans Initiative team has worked with various veteran services organizations, governmental organizations, and veteran-focused companies to provide innovative and valuable resources to lead successful company initiatives. In 2019, Apollo launched Apollo Vet Net which consolidates over 13,000 jobs from across the portfolio to act as a central repository for veteran hiring.

Professional development is a critical part of the culture at Apollo and a fundamental key to its business. There are several programs in place at the analyst, associate, principal, managing director and partner levels which demonstrate Apollo’s commitment to retaining and training its employees. Apollo believes a portion of its success is due to its low turnover of investment professionals as well as staff. Apollo believes that its historically low turnover rate is due to the strong alignment of interests that it seeks to create with each of its professionals.

As of December 31, 2019, Apollo had 1,421 employees, across 15 offices located in offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo.

Governance

For a detailed description of our governance policies and procedures, please see the discussion elsewhere in this “Corporate Governance” section.

Director Independence

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the Guidelines, our board of directors has adopted certain categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.apolloreit.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that five of the eight nominees for election as directors—Mark C. Biderman, Brenna Haysom, Robert A. Kasdin, Scott S. Prince and Michael E. Salvati—qualify as independent directors under the NYSE listing standards and the Independence Standards.

Review and Approval of Transactions with Related Persons

Our board of directors has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock, or immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•

Any covered related party transaction must be approved by our board of directors or by a committee of our board of directors consisting solely of disinterested directors. In considering the transaction, our board of directors or any such committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•	On at least an annual basis, our board of directors or committee of disinterested directors will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•

Management or the affected director or executive officer will bring the matter to the attention of the Chairperson of the Audit Committee or, if the Chairperson of the Audit Committee is the affected director, to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

•

The appropriate Chairperson shall determine whether the matter should be considered by our board of directors or by a committee of our board of directors consisting solely of disinterested directors (the “Appointed Committee”).

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.

•

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to our board of directors or the Appointed Committee.

•

If a related party transaction will be ongoing, our board of directors or the Appointed Committee may establish guidelines for our Company’s management to follow in its ongoing dealings with the related party.

•	All related party transactions shall be disclosed in our applicable filings with the SEC as required under applicable securities law rules and regulations.

Identification of Director Candidates

In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of our Company and its stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.

The Nominating and Corporate Governance Committee routinely maintains a list of potential director candidates and skill sets required by our board of directors. Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee assesses potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairperson of our board of directors and our Chief Executive Officer, and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Hedging and Speculative Trading

Our board of directors has adopted, as part of our insider trading policy, prohibitions against our executive, directors and all employees, partners, directors and officers of Apollo engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our common stock (other than securities granted under the 2019 Equity Incentive Plan or a successor plan) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

As set forth in the Guidelines, our policy is to encourage and promote the attendance by each director at all meetings of our stockholders.

Communications with the Board of Directors

Our board of directors has approved a process to enable communications with the independent members of the board of directors or the chairperson of any of the committees of the board of directors. Communications by email should be sent to stockholdercommunications@apolloreit.com. Communications by regular mail should be sent to the attention of our Secretary at our office at 9 West 57th Street, 43rd Floor, New York, New York 10019. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our Secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Our board of directors has approved this communication process.

In addition, any employee, partner, member, owner or principal of our Manager, any of our stockholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via (a) our compliance hotline at 877-666-5677, (b) our compliance website at www.reportlineweb.com/apollolp; or (c) regular mail addressed to the Audit Committee of Apollo Commercial Real Estate Finance, Inc., c/o Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors. These executive sessions of our board of directors are presided over by one of the independent directors serving on our board of directors selected on an ad-hoc basis.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our President and Chief Executive Officer is Stuart A. Rothstein. Our Chief Financial Officer, Treasurer and Secretary is Jai Agarwal. For Mr. Rothstein’s biography, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.” The following sets forth the biographical information for Mr. Agarwal as of April 22, 2020.

Jai Agarwal, 45, has served as our Chief Financial Officer, Treasurer and Secretary since June 2016. Prior to joining Apollo in June 2016, he served from 2014 until May 2016 as the chief financial officer and treasurer of CM Finance Inc. (NASDAQ: CMFN). Prior to CM Finance, Mr. Agarwal was a senior vice president in Blackstone’s real estate finance group from 2012 to 2014 and director of finance and accounting from 2008 through 2012 at Capital Trust, Inc., the predecessor to Blackstone Mortgage Trust (NYSE: BXMT). Prior to that, from 2000 until 2007, Mr. Agarwal held positions in finance and investments at iStar Inc. (NYSE: STAR). Mr. Agarwal holds a Bachelor of Science from the University of Mumbai and is a Certified Public Accountant (inactive).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We have no employees. We are managed by ACREFI Management, LLC, our Manager, pursuant to our Management Agreement. Our Manager is an indirect subsidiary of Apollo, a leading global alternative investment manager with a contrarian and value oriented investment approach in private equity, credit and real assets. Apollo had total assets under management of approximately $331.1 billion as of December 31, 2019. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. Through this structure, we benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

Under the Management Agreement, we pay our Manager a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears. Our stockholders’ equity, for purposes of calculating the management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. We are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For additional details regarding payments under our Management Agreement, see “Certain Relationships and Related Transactions.”

We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers for 2019, Mr. Rothstein, our Chief Executive Officer, and Mr. Agarwal, our Chief Financial Officer, are employees of our Manager or one of its affiliates.

Because we are an externally managed REIT and because our two named executive officers (our Chief Executive Officer and our Chief Financial Officer) are not our employees, our board of directors and the Compensation Committee do not set or determine the compensation that is paid by our Manager and its affiliates to these individuals. In addition, we do not pay nor do we reimburse our Manager for any portion of the compensation that is paid by our Manager and its affiliates to our Chief Executive Officer. However, under the terms of the Management Agreement, we do reimburse our Manager or its affiliates for our allocable share of the compensation (which includes annual base salary, bonus and any related withholding taxes and employee benefits) paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. For the year ended December 31, 2019, the amount of Mr. Agarwal’s total compensation paid by our Manager that was allocable to us based on the percentage of his time spent managing our affairs was $750,904.

Executive Compensation Paid by Our Manager and its Affiliates

As employees of Apollo, our Chief Executive Officer and our Chief Financial Officer are compensated by our Manager and its affiliates under compensation arrangements made with Apollo. The following information relating to these compensation arrangements have been provided to us by our Manager.

Apollo’s compensation philosophy is to seek to align the interests of its professionals with those of its investors and investors in the vehicles that it manages, including us. In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, Apollo takes into consideration various factors in determining the total compensation payable to its professionals including the type, scope and level of responsibility of the professional, competitive market dynamics, the individual contributions made by the professional to the success of Apollo and corporate citizenship exhibited by the professional. With regard to the compensation that was paid by Apollo to our Chief Executive Officer and our Chief Financial Officer, Apollo also took into account the positive steps taken by our Company and the contributions made by these individuals to such success during 2019, including new and accretive capital raising transactions, our ability to keep our capital substantially fully deployed during the entirety of the year, our expanded activity in new markets in Europe, our substantive investor outreach and engagement and our continued efforts to drive our Company’s growth and support the strength of our balance sheet and risk management activities. While each of these principles and factors is considered by Apollo in making compensation decisions, Apollo did not attempt to rank or assign relative weight to any of the above factors but rather applied its judgment in considering them in their entirety.

In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, Apollo did not take into account the amount of the management fee we pay to our Manager. This approach focuses on the belief that a whole team of professionals at Apollo (in addition to our Chief Executive Officer and Chief Financial Officer) support our Company and these professionals not only support our efforts but also work on a broad range of activities for Apollo. As a consequence, no portion of the management fee paid to our Manager was allocated by our Manager to the compensation paid by Apollo to any of our named executive officers.

However, to put into context the compensation paid by Apollo to our named executive officers (our Chief Executive Officer and our Chief Financial Officer) in relation to our management fee, our Manager estimates the total compensation of the named executive officers paid by Apollo that was reasonably associated with their support of our Company represented less than 10% of the management fee paid by us to our Manager in 2019. Of the total compensation paid to our named executive officers by Apollo in 2019, approximately 16% was fixed (i.e., annual base salary), and approximately 84% was variable or incentive pay (i.e., bonus).

Equity Compensation

The Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement with those of our stockholders, by allowing our Manager and personnel of our Manager and its affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based vesting requirements designed to promote retention and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager and its affiliates who support our Manager to attract, motivate and retain talented individuals. The 2019 Equity Incentive Plan provides for the issuance of equity-based awards, including restricted shares of Common Stock, restricted stock units, stock options, phantom shares, dividend equivalents and other awards based on our Common Stock. Restricted shares of Common Stock issued to our independent directors in respect to a portion of their annual director fees are also issued under this plan.

Our board of directors has delegated its administrative responsibilities under the 2019 Equity Incentive Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to our Manager, directors and officers, and employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and to determine what form the awards will take and the terms and conditions of the awards.

The Compensation Committee considers our performance as one of the important factors in determining the awards granted under the 2019 Equity Incentive Plan. The Compensation Committee in consultation with our Manager and executive officers, developed performance measures in order to link awards under the 2019 Equity Incentive Plan and our financial and operating performance. Accordingly, in evaluating our performance for 2019, the Compensation Committee considered the achievement of various qualitative measures of Company performance, including portfolio-related performance, operating performance, capital raising efforts, investor relations, business development and regulatory compliance. The Compensation Committee also considered quantitative performance objectives for 2019, including results of operations, financial performance ratios, stock performance metrics and dividends. In addition, the Compensation Committee considered individual contributions to our activity during 2019 by our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. As a result of this review process, the Compensation Committee determined to make the grants set forth under “—2019 Equity Grants” below to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. The Compensation Committee has not adopted a formal equity incentive compensation program for 2020, and, to the extent the Compensation Committee determines to make grants during 2020, we expect that goals, business objectives and measures of our performance will be considered by the Compensation Committee, in consultation with our Manager and executive officers in determining whether to make, and the amount of any, such grants.

2019 Equity Grants

In November 2019, after consideration of our Company’s performance in light of the qualitative and quantitative performance measures set forth above under “—Equity Compensation” and after consultation with our Manager and senior management of affiliates of our Manager who provide services to us, the Compensation Committee approved the grant of an aggregate value of $20 million of restricted stock units under the 2019 Equity Incentive Plan to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. Pursuant to the Compensation Committee’s approval, Mr. Rothstein and Mr. Agarwal received 128,443 and 8,697, respectively, of these restricted stock units. The restricted stock units vest in equal annual installments on the last day of each fiscal year over a period of three years, beginning with the first full fiscal year following the date of the original grant of such restricted stock units. In addition, the recipients have the right to receive, with respect to each restricted stock unit, cash distributions paid not later than 30 days after any ordinary cash distributions are paid to the holders of shares of our Common Stock. We will deliver to the recipients shares of Common Stock equal to the number of vested restricted stock units no later than March 15 following the year in which the applicable vesting date occurs. Please see “2019 Equity Incentive Plan and Other Matters—Awards” for a description of restricted stock units.

Say-on-Pay Vote

At our 2019 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. The description of the compensation of our named executive officers in our proxy statement for our 2019 annual meeting of stockholders included, and this Proxy Statement includes, additional information relating to the compensation received by our named executive officers by our Manager, including the proportions of fixed, and variable or incentive pay. A vast majority of our stockholders (96.5%) that voted at the annual meeting of stockholders with respect to this advisory vote approved the compensation of our named executive officers as described in our proxy statement for our 2019 annual meeting of stockholders.

Stockholder Outreach and Analysis

During 2019, we continued to engage in stockholder outreach and discussions with stockholders in an effort to further discuss our Company and, among other things, its compensation philosophy.

Since our last annual meeting in June 2019, we have engaged with stockholders who represented in the aggregate more than 50% of our outstanding shares of Common Stock. Members of our management and our board of directors have participated in these discussions. We believe that all of these stockholders understood that we are an externally managed company and as such our named executive officers are not employed by us, but instead are employed by Apollo. In addition, they understood that, except for discretionary grants under the 2019 Equity Incentive Plan, we do not determine the compensation received by any of our named executive officers, we do not pay any of the compensation of our Chief Executive Officer and we only reimburse our

Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits, paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. None of the stockholders we contacted expressed any disagreement or objection with our compensation practices.

Compensation Committee Report

The Compensation Committee evaluates and establishes equity award compensation for our Manager and our directors and officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement and administers our 2019 Equity Incentive Plan. The Compensation Committee consults with our Manager when determining the level of grants under our 2019 Equity Incentive Plan to be payable to our Manager, our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. While our management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Scott S. Prince (Chairperson)

Mark C. Biderman

Brenna Haysom (member since February 2020)

Robert A. Kasdin

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the annual compensation received by our named executive officers in the 2019, 2018 and 2017 fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Stuart A. Rothstein(2), President and Chief Executive Officer	2019	—	—	$2,139,860	—	$2,139,860
	2018	—	—	$1,915,900	—	$1,915,900
	2017	—	—	$2,141,300	—	$2,141,300

Jai Agarwal(3),	2019	$238,500	$472,500	$144,892	$39,904	$895,796
Chief Financial Officer, Treasurer and Secretary	2018	$225,000	$337,500	$234,906	$38,666	$836,072
	2017	$211,500	$283,500	$206,887	$34,349	$736,236

(1)

Amounts in this column represent the aggregate grant date fair value of awards of shares of restricted Common Stock or restricted stock units computed in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 (Note 15, Share-Based Payments).

(2)	Mr. Rothstein is an employee of an affiliate of our Manager and is not paid cash compensation by us.
(3)

Mr. Agarwal is an employee of an affiliate of our Manager and is not paid cash compensation by us. Amounts in the columns entitled “Salary,” “Bonus” and “All Other Compensation” for Mr. Agarwal represent the compensation expense, including annual base salary and bonus (comprised of cash and equity-based awards made by an affiliate of our Manager), that is allocable to us based on the percentage of time he spent managing our affairs in his capacity as Chief Financial Officer. For 2019, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $21,184 and $18,720 associated with taxes and benefits, respectively. For 2018, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $18,506 and $20,160 associated with taxes and benefits, respectively. For 2017, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $15,989 and $18,360 associated with taxes and benefits, respectively.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted during the 2019 fiscal year to our named executive officers. Awards granted under the 2019 Equity Incentive Plan include a minimum vesting period of at least one year.

Grants of Plan Based Awards for 2019

	Grant Date	Date of Board of Director Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Stuart A. Rothstein	12/27/2019	11/27/2019	128,443	$2,139,860
Jai Agarwal	12/27/2019	11/27/2019	8,697	$144,892

(1)	Amounts in this column represent restricted stock unit awards.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2019.

2019 Equity Incentive Plan and Other Matters

We have adopted the 2019 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours, who are expected to provide significant services to our Company and its subsidiaries. The 2019 Equity Incentive Plan permits the granting of stock options, shares of restricted Common Stock, phantom shares, dividend equivalent rights, restricted stock units and other equity-based awards. Repricing of options or stock appreciation rights granted under the 2019 Equity Incentive Plan are not permitted without stockholder approval. The 2019 Equity Incentive Plan is administered by the Compensation Committee. All references herein to awards under the 2019 Equity Incentive Plan made prior to June 12, 2019 are to awards under the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan as then in effect, and all references to awards under the 2019 Equity Incentive Plan made on or subsequent to June 12, 2019 are to awards under the 2019 Equity Incentive Plan as adopted on June 12, 2019.

Administration

The Compensation Committee has full authority to administer and interpret the 2019 Equity Incentive Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and any joint venture affiliates of ours to receive an award, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2019 Equity Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2019 Equity Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2019 Equity Incentive Plan or the administration or interpretation thereof. Unless previously terminated by our board of directors, no new award may be granted under the 2019 Equity Incentive Plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders.

Awards

Shares of Restricted Common Stock. A restricted stock award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends may be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Stock Units. Restricted stock units represent a promise to pay shares of our Common Stock upon the completion of a service-based vesting period.

Change in Control

Upon a change in control (as defined in the 2019 Equity Incentive Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

In addition, the 2019 Equity Incentive Plan provides that, in the event of a change in control, the Compensation Committee shall take any such action as in its discretion it shall consider necessary to maintain each grantee’s rights under the 2019 Equity Incentive Plan (including under grantee’s applicable award agreement) so that such grantee’s rights are substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in the number of shares, options or other awards granted, the number and kind of shares or other property to be distributed in respect of any options or rights previously granted under the plan, and the exercise price, purchase price and performance-based criteria established in connection with any grants (to the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, as applicable).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the 2019 fiscal year by each named executive officer.

	Stock Awards
Names	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Stuart A. Rothstein	243,444	$4,452,591
Jai Agarwal	21,801	$398,740

(1)	Represents restricted stock units granted pursuant to the 2019 Equity Incentive Plan, which vest in accordance with the terms of the applicable award agreements.
(2)	Based on the closing price of our Common Stock on the last business day of the fiscal year ended December 31, 2019— $18.29.

Option Exercises and Stock Vested

No stock options have been granted by our Company to date. The following table summarizes certain information regarding restricted stock unit awards that vested during the 2019 fiscal year with respect to the named executive officers.

	Stock Vested in 2019
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(2)
Stuart A. Rothstein	115,000	$1,915,900
Jai Agarwal	10,020	$166,933

(1)

This value includes the value of vested restricted stock units for which the delivery of shares of Common Stock is currently deferred. The restricted stock units generally vest on an annual schedule over a period of time. Following the expiration of each vesting period, our Company will deliver shares of non-restricted Common Stock to the applicable named executive officers. Please see “2019 Equity Incentive Plan and Other Matters—Awards” for a more detailed description of the restricted stock units.

(2)

The Value Realized on Vesting column reflects the aggregate value realized with respect to all stock awards that vested in fiscal year 2019. The value realized in connection with each vesting of stock awards is calculated as follows: the number of vested shares underlying a restricted stock unit award multiplied by the closing price of the Common Stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

Pension Benefits

Our named executive officers received no benefits in the 2019 fiscal year from us under defined pension or defined contribution plans.

Nonqualified Deferred Compensation

Our Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Our named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to the restricted stock unit award agreements entered into between such named executive officers and our Company. These agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of the employment of the named executive officer by our Manager or its affiliates; including, a termination of employment due to such officer’s resignation, discharge, death or retirement.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest, other than as described below.

Management Agreement

In connection with our initial public offering in September 2009, we entered into our Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business.

Pursuant to the terms of our Management Agreement, our Manager is paid a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears.

The current term of our Management Agreement expires on September 29, 2020 and will automatically renew on each anniversary for a one year term unless at least two-thirds of our Company’s independent directors vote to terminate the Management Agreement based upon (1) unsatisfactory performance by our Manager that is materially detrimental to our Company or (2) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination based on unfair fees by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our Company’s independent directors. Our Manager must be provided with written notice of any such termination at least 180 days prior to the expiration of the then existing term and will be paid a termination fee equal to three times the sum of the average annual management fee during the 24 month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. Following a meeting by our board of directors on February 11, 2020 with respect to the Management Agreement, which included a discussion of our Manager’s performance and the level of the management fees thereunder, we determined not to terminate the Management Agreement.

For the period ended December 31, 2019, we incurred approximately $40.7 million in management fees. In addition to the management fee, we are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For the year ended December 31, 2019, we recorded expenses totaling approximately $3.6 million related to reimbursements for certain expenses paid by our Manager on behalf of our Company. At December 31, 2019, we recorded a “payable to related party” liability that included approximately $10.4 million for management fees incurred but not yet paid.

AGRE Debt Fund I, L.P. Loan Transactions

In December 2019, we sold a $122.3 million mezzanine loan secured by an urban retail property to AGRE Debt Fund I, L.P. (“AGRE Debt Fund I”), a fund managed by an affiliate of our Manager and of which Q-2 Investment Partnership LP, an affiliate of Qatar Investment Authority, is the limited partner. Qatar Investment Authority is the parent of QH RE Asset Company LLC, a Qatar limited liability company and a beneficial owner of more than 5% of our Common Stock.

In January 2020, we also sold a £62.2 million ($81.3 million assuming conversion to U.S. dollars on the date of sale) mezzanine loan for the development of a residential and hotel-led, mixed-use property to AGRE Debt Fund I.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and director nominees and (iv) all of our directors, director nominees and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 153,822,782 shares of our Common Stock outstanding as of the Record Date.

	Common Stock Beneficially Owned
Name and Business Address(1)	Common Stock	Total	Percent of Class
Directors and Officers
Mark C. Biderman(2)(3)	68,614	68,614	*
Brenna Haysom(3)	16,447	16,447	*
Robert A. Kasdin(2)(3)	75,818	75,818	*
Cindy Z. Michel(2)	7,823	7,823	*
Katherine G. Newman(2)(4)	2,000	2,000	*
Eric L. Press(2)	310,108	310,108	*
Scott S. Prince(2)(3)	52,028	52,028	*
Stuart A. Rothstein(2)(4)	63,486	63,486	*
Michael E. Salvati(2)(3)	107,322	107,322	*
Jai Agarwal(4)	10,381	10,381	*
All directors, director nominees and executive officers as a group (10 persons)(3)(4)	714,027	714,027	*
Greater than 5% Beneficial Owners
BlackRock, Inc.(5)	25,894,108	25,894,108	16.8%
The Vanguard Group(6)	16,998,425	16,998,425	11.1%
QH RE Asset Company LLC(7)	10,493,529	10,493,529	6.8%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	The business address of each director and named executive officer is c/o Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)	Each director, director nominee and named executive officer has sole voting and investment power with respect to these shares.
(3)

Includes unvested shares of restricted Common Stock granted to our directors pursuant to our 2019 Equity Incentive Plan as follows: (a) Mr. Biderman—16,447 shares of restricted Common Stock; (b) Ms. Haysom—16,447 shares of restricted Common Stock; (c) Mr. Kasdin—16,447 shares of restricted Common Stock; (d) Mr. Prince—16,447 shares of restricted Common Stock; and (e) Mr. Salvati—16,447 shares of restricted Common Stock.

(4)	Does not include restricted stock units granted under the 2019 Equity Incentive Plan as follows: (a) Ms. Newman – 7,591; (b) Mr. Rothstein—243,444; and (c) Mr. Agarwal—21,801.
(5)

On its Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc. reported sole voting power with respect to 25,511,788 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 25,894,108 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 16.9%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(6)

On its Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group reported sole voting power with respect to 161,698 shares of Common Stock beneficially owned by it, shared voting power with respect to 19,696 shares of Common Stock beneficially owned by it, sole dispositive power with respect to 16,852,241 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 146,184 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 11.07%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

On its Schedule 13G filed with the SEC on February 12, 2018, QH RE Asset Company LLC reported sole voting power with respect to 10,493,529 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 10,493,529 shares of Common Stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 9.80%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. The

Schedule 13G was filed by QH RE Asset Company LLC on behalf of itself and its parent, Qatar Investment Authority, which may be deemed a beneficial owner of the 10,493,529 shares of our Common Stock beneficially owned by its wholly owned subsidiary, QH RE Asset Company LLC. QH RE Asset Company LLC’s address is Ooredoo Tower, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2021 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 23, 2020 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2021 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our Company’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2021 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by 5:00 p.m., Eastern Time, on December 23, 2020, but in no event earlier than November 23, 2020.

Any such nomination or proposal should be sent to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019 and, to the extent applicable, must include the information and other materials required by our Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2019 Annual Report to stockholders, by providing access to these documents on the Internet. Accordingly, on or about April 22, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about April 22, 2020.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders who hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, Attn: Secretary or by calling our investor relations at (212) 515 3200.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT APOLLO COMMERCIAL REAL ESTATE FINANCE, INC., 9 WEST 57TH STREET, 43RD FLOOR, NEW YORK, NEW YORK 10019.

By Order of the Board

/s/ Jai Agarwal
Jai Agarwal Chief Financial Officer, Treasurer and Secretary

New York, New York

April 22, 2020

ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 2, 2020. The shares of stock you hold of record in your account or in a dividend reinvestment account, if applicable, as of the close of business on April 6, 2020 will be voted as you specify on the reverse side. If this proxy is executed but no choice is specified, the votes you are entitled to cast will be cast “FOR” the election of each of the Director nominees named in the accompanying Proxy Statement, and “FOR” Proposals 2 and 3. The persons named as proxies below will vote in their discretion on any other matter that may properly come before the Meeting (defined below), or any adjournment or postponement thereof, or, if any of the named Director nominees are unable or unwilling to serve, “FOR” the election of any other nominees designated by the Board of Directors. By signing this proxy, you appoint Stuart A. Rothstein and Jai Agarwal, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on June 2, 2020 at 9:00 a.m., Eastern Time, via live webcast at www.viewproxy.com/apolloreit/2020/vm and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you if personally present at the Meeting. By signing the proxy, you revoke all prior proxies with respect to the Meeting and acknowledge receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein. (Continued and to be signed on the reverse side) ï,PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ï, ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. June 2, 2020, 9:00 A.M. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2020. The 2020 Proxy Statement and our 2019 Annual Report to Stockholders are available at: http://www.viewproxy.com/apolloreit/2020

The Board of Directors recommends a vote “FOR” the election of all of the director nominees listed in Proposal 1, and “FOR” Proposals 2 and 3. 1. Election of Directors. 01 Mark C. Biderman 05 Eric L. Press 02 Brenna Haysom 06 Scott S. Prince 03 Robert A. Kasdin 07 Stuart A. Rothstein 04 Katherine G. Newman 08 Michael E. Salvati ☐ FOR all nominees (except as marked) ☐ WITHHOLD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the appointment of Deloitte & Touche LLP as Apollo Commercial Real Estate Finance, Inc.’s independent registered public accounting firm for the 2020 fiscal year. ☐ FOR ☐ AGAINST ☐ ABSTAIN 3. Approval, on an advisory basis, of the compensation of Apollo Commercial Real Estate Finance, Inc.’s named executive officers, as more fully described in the 2020 Proxy Statement. ☐ FOR ☐ AGAINST ☐ ABSTAIN Date DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ Please indicate if you plan to attend this meeting ☐ VIRTUAL CONTROL NUMBER ,PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED., SCAN TO VIEW MATERIALS & VOTE VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ARI Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.